UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Biacore International AB (publ)

(Exact name of registrant as specified in its charter)

Kingdom of Sweden	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Biacore International SA, Puits-Godet 12, CH-2000 Neuchâtel, Switzerland

(Address of Principal Executive Offices)

Biacore Stock Option Plan 2000

(Full title of the plan)

CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, NY 10011

(Name and address of agent for service)

212 590-9330

(Telephone number, including area code, of agent for service)

DEREGISTRATION

On November 6, 2000, Biacore International AB (publ) (the “Company”) filed a registration statement on Form S-8 (No. 333-12828) (the “Registration Statement”), to register 380,000 ordinary shares in the Company, with a nominal value of SEK 10 each. There have been no sales under the Registration Statement during fiscal year 2004. In connection with its termination of registration and suspension of periodic reporting through its filing of a Form 15, the Company hereby deregisters all remaining unsold shares covered by the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-12828 to be signed on its behalf by the undersigned, thereunto duly authorized, in Neuchâtel, Switzerland on December 29, 2004.

Biacore International AB (publ) (Registrant)

By:	/s/ LARS-OLOV FORSLUND
Name:	Lars-Olov Forslund
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature)	(Title)	(Date)

* Lars-Göran Andrén	Chairman of the Board	12/29/2004

* Donald R. Parfet	Deputy Chairman of the Board and Authorized Representative in the United States	12/29/2004

* Gordon Edge	Board Member	12/29/2004

* Tom Erixon	Board Member	12/29/2004

Mats Pettersson	Board Member

Marc Van Regenmortel	Board Member

Donna Janson	Board Member

Anna Hansson	Board Member

/s/ MARKKU HÄMÄLÄINEN Markku Hämäläinen	Board Member	12/29/2004

/s/ ERIK WALLDÉN Erik Walldén	President and Chief Executive Officer	12/29/2004

/s/ LARS-OLOV FORSLUND Lars-Olov Forslund	Chief Financial Officer	12/29/2004

* Gunnar Tegendal	Chief Accounting Officer	12/29/2004

*	Lars-Olov Forslund, by signing his name hereto, does sign this Post-Effective Amendment No. 1 to Registration Statement No. 333-12828, pursuant to powers of attorney previously filed in the S-8 Registration Statement No. 333-12828.

/s/ LARS-OLOV FORSLUND	December 29, 2004
Lars-Olov Forslund, Attorney-in-fact